ARTICLES OF INCORPORATION
                                       OF
                                 QUINTONIX, INC.


                                   ARTICLE I
                               NAME OF CORPORATION
                               -------------------

                  The name of the Corporation is QUINTONIX, INC.

                                   ARTICLE II
                                    DURATION
                                    --------

                  The Corporation shall exist perpetually or until dissolved according to law.

                                  ARTICLE III
                                    PURPOSES
                                    --------

                  The purposes of the Corporation is to obtain funds which, though limited, may be used to investigate and take advantage of such business opportunities as may, in the management of perception, from time to time appear desirable; provided that none of such opportunities would entail any violation of federal, state or local law or regulation; and to conduct such other business as may be authorized by the laws of the State of Nevada.

                                   ARTICLE IV
                                     SHARES
                                     ------

                  The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of common stock having a par value of one mil ($.001) per share. All voting rights of the Corporation shall be exercised by the holders of the common stock, with each share of common stock being entitled to one vote. All shares of common stock shall have equal rights in the event of dissolution or final liquidation.

                                   ARTICLE V
                         REGULATION OF INTERNAL AFFAIRS
                         ------------------------------

                  Section 1. Shareholders' Meetings. Meetings of shareholders may be called by the President or by any one director or by any number of shareholders owning not less than ten percent of the outstanding shares entitled to vote at such meeting. Notice of shareholders' meetings shall be given in writing by mailing such notice to the address of every shareholder, at the last known address of such shareholder, at least ten days prior to the date and hour of said meeting. Publication of notice of a shareholders' meeting is not required for any purpose. Any notice required to be given any shareholders of this Corporation may be waived by written instrument signed by such shareholders.

                  Section 2. By-Laws. The majority of the directors may adopt by-laws for the Corporation which are consistent with these Articles and the laws of the State of Nevada and may amend and repeal from time to time any by-law.

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

                  Section 3. Contracts with Interested directors or officers. No contract, lease, or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected, by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are officers or directors of such other corporation. Any officer may recommend or approve, if it is within the scope of his authority to do so, and any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such officer or director of such subsidiary or individually, or any firm or association of which any officer of director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract, lease, or other transaction with the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party to, or is so interested in, any contract, lease, or other transaction with the Corporation, shall be disclosed, or shall have been known, to the Board of Directors or by a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and in any case described in this paragraph, any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and in any case described in this paragraph, any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract, lease, or other transaction and may vote thereat to authorize any such contract or transaction.

                                   ARTICLE VI
                              NO PREEMPTIVE RIGHTS
                              --------------------

                  No holder of shares of the capital stock of any class of the corporation shall have any preemptive or preferential rights of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold. The term "convertible obligations" as used herein shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation.

                                  ARTICLE VII
                           REGISTERED OFFICE AND AGENT
                           ---------------------------

                  The   address  of  the  initial   registered   office  of  the
Corporation is One East, First Street, Reno, Nevada 89501 and the name of its initial registered agent at such address is The Corporation Trust Company.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT
                           ---------------------------

                  The number of directors which shall constitute the initial Board of Directors of the Corporation is three. They shall serve as directors until the first regular annual meeting of the shareholders or until their successors are elected and shall qualify. They are:

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         NAME                                               ADDRESS
         ----                                               -------

Lawrence P. Magilligan                                2 East Oak #1901
                                                      Chicago, IL  60611

Sidney Seftel                                         8501 Kings Hill Drive
                                                      Salt Lake City, UT  84121

James P. Fuoco, Jr.                                   3661 South 1300 East
                                                      Salt Lake City, UT  84106

                                   ARTICLE IX
                                  INCORPORATORS
                                  -------------

                  The name and address of each incorporator is:

         NAME                                               ADDRESS
         ----                                               -------

Lawrence P. Magilligan                                 2 East Oak #1901
                                                       Chicago, IL  60611

Sidney Seftel                                          8501 Kings Hill Drive
                                                       Salt Lake City, UT  84121

James P. Fuoco, Jr.                                    3661 South 1300 East
                                                       Salt Lake City, UT  84106


                                   ARTICLE X
                          INDEMNIFICATION - EXCULPATION
                          -----------------------------

                  The Corporation shall provide indemnification and/or exculpation to its directors, officers, employees, agents, and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the State of Nevada and by any additional applicable federal or state laws or court decisions.

DATED this 31st day of August, 1983.

                                                 -------------------------------
                                                 Lawrence P. Magilligan

                                                 -------------------------------
                                                 James P. Fuoco, Jr.

                                                 -------------------------------
                                                 Sidney Seftel

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STATE OF ILLINOIS )
                  )  s.s.
COUNTY OF COOK    )

                  On the 7th day of September, 1983 personally appeared before me Lawrence P. Magilligan who, being by me duly sworn, declared that he is the person who signed the within and foregoing Articles of Incorporation as incorporator and that the statements contained therein are true.

                                               ---------------------------------
                                               Notary Public, residing at

My Commission Expires:    3-3-86
                      --------------


STATE OF          )
                  )  s.s.
COUNTY OF         )

                  On the 4th day of September, 1983 personally appeared before me James P. Fuoco, Jr. who, being by me duly sworn, declared that he is the person who signed the within and foregoing Articles of Incorporation as incorporator and that the statements contained therein are true.

                                               ---------------------------------
                                               Notary Public, residing at
                                               Salt Lake City, Utah

My Commission Expires:    June 3, 1987
                      --------------------

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